Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 13, 2006 relating to the statements of operations, stockholder’s equity and cash flows and financial statement schedule of Texas Gas Transmission, LLC, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 29, 2006